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                                                                    Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Citizens Communications Company (formerly Citizens Utilities) Registration Statement on Form S-3 filed on March 30, 2001 of our report dated May 19, 2000, on the special purpose statements of selected assets, liabilities and parent's equity of Qwest Communications International Inc.'s (formerly US WEST, Inc.) selected Qwest Exchanges (formerly selected US WEST Exchanges) as of December 31, 1999 and 1998 and the related statements of revenues and expenses and cash flows for each of the three years in the period ended December 31, 1999 and to the incorporation by reference of this report into the following previously filed registration statements of Citizens Communications Company:
Registration Statement Nos. 33-52873, 33-63615, 333-7047 and 33-60729 all on
Form S-3, and 333-71821, 333-71597, 333-71029, 33-42972, 33-48683 and 33-54376
all on Form S-8, incorporated by reference herein and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP
Denver, Colorado,
March 30, 2001